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MIDSOUTH BANCORP, INC. AND SUBSIDIARIES                               EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE  (Unaudited)
FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002 AND
FOR THE YEAR ENDED DECEMBER 2002

                                             First Quarter    First Quarter    Year-to-Date *
                                               March 31,        March 31,       December 31,
BASIC                                            2003             2002             2002
                                             ____________     ____________     _____________
Earnings:
    Income applicable to common stock         $1,309,552         $818,131       $4,429,083
                                             ============     ============     =============
Shares:
    Weighted average number of
      common shares outstanding                2,889,142        2,883,142        2,887,989
                                             ============     ============     =============
Earnings per common share:
    Income applicable to common stock              $0.45            $0.28            $1.53
                                             ============     ============     =============

DILUTED

Earnings:
    Net income                                $1,309,552         $818,131       $4,429,083
                                             ============     ============     =============
Weighted average number of
    common shares outstanding                  2,889,142        2,883,142        2,887,989

    Assuming exercise of options, reduced by
      the number of shares which could have
      been purchased with the proceeds from
      exercise of such options at the
      average issue price                         90,063           56,413           65,717
                                             ____________     ____________     ____________
    Weighted average number of common
      shares outstanding, as adjusted          2,979,205        2,939,555        2,953,706
                                             ============     ============     ============

Fully diluted earnings per common share            $0.44            $0.28            $1.50
                                             ============     ============     ============


 *  The computation of earnings per share at December 31, 2002 is taken from the audited financial statements on that date.

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